As filed with the Securities and Exchange Commission on December 13, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CARTESIAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-1622110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7495 New Horizon Way
Frederick, Maryland 21703
(301) 348-8698
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Carsten Brunn, Ph.D.
President and Chief Executive Officer
7495 New Horizon Way
Frederick, Maryland 21703
(301) 348-8698
(Name, address, including zip code and telephone number, including area code, of agent for service)
With copies to:
Brian K. Rosenzweig
Sarah C. Griffiths
Covington & Burling LLP
One International Place, Suite 1020
Boston, Massachusetts 02110
(617) 603-8805
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•
a base prospectus, which covers the offering, issuance and sale by the registrant of up to $400,000,000 in the aggregate of the registrant’s common stock, preferred stock, debt securities, warrants and/or units from time to time in one or more offerings; and

•
a sales agreement prospectus, which covers the offering, issuance and sale by the registrant of up to $100,000,000 of the registrant’s common stock that may be issued and sold from time to time under a sales agreement, dated December 13, 2024, with Leerink Partners LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The specific terms of the securities to be offered, issued and sold under the sales agreement are specified in the sales agreement prospectus, which immediately follows the base prospectus.
The $100,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $400,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the sales agreement or upon suspension of sales under the sales agreement prospectus, any portion of the $100,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 13, 2024
PROSPECTUS
$400,000,000

Cartesian Therapeutics, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
From time to time, we may offer and sell up to $400,000,000 in the aggregate of the securities identified above, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including pursuant to any applicable anti-dilution provisions.
This prospectus describes the general terms of these securities and the general manner in which they may be offered. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.
Our common stock, par value $0.0001 per share, or the Common Stock, is listed on the Nasdaq Global Market, or Nasdaq, under the symbol “RNAC.” On December 12, 2024, the last reported sale price of our Common Stock was $20.12 per share. The applicable prospectus supplement will contain information, where applicable, as to the listing, if any, on the Nasdaq Global Market or other securities exchange of the securities covered by the prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. See “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. The net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks and uncertainties described under the caption “Risk Factors” beginning on page 8 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is     ,   .

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may offer and sell from time to time, separately or together, any combination of our Common Stock, preferred stock, debt securities, warrants and units in one or more offerings at an aggregate offering price of up to $400,000,000. The preferred stock, debt securities, warrants and units may be convertible into, or exercisable or exchangeable for, our Common Stock or preferred stock or other securities issued by us.
This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and the documents incorporated by reference in this prospectus and the applicable prospectus supplement. We may also prepare free writing prospectuses that relate to the offering of particular securities. Any free writing prospectus should also be read in connection with this prospectus and any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
When we refer to “Cartesian,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Cartesian Therapeutics, Inc. and its consolidated subsidiaries, unless otherwise specified.
This prospectus describes the terms of this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. The information contained in this prospectus or any free writing prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of information filed by us with the SEC are also available on our website at www.cartesiantherapeutics.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.
This prospectus, including the documents incorporated by reference into this prospectus, also includes trademarks, tradenames and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols.
We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements, expressed or implied, included herewith are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The inclusion of forward-looking information in this prospectus and the documents incorporated by reference herein should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Factors that may affect our results are disclosed in “Risk Factors” beginning on page 8 of this prospectus, and in the documents incorporated by reference into this prospectus and included or incorporated by reference in this prospectus. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed include, but are not limited to, the following:
•	any future payouts under the contingent value right, or CVR, issued to our holders of record as of the close of business on December 4, 2023;
•	our ability to achieve the expected benefits or opportunities and related timing with respect to the Merger (as defined below) or to monetize any of our legacy assets;
•	our future results of operations and financial position, business strategy, and the length of time that we believe our existing cash resources will fund our operations;
•	our market size and our potential growth opportunities;
•	our preclinical and clinical development activities;
•	the efficacy and safety profile of our product candidates;
•	the potential therapeutic benefits and economic value of our product candidates;
•	the timing and results of preclinical studies and clinical trials;
•	the expected impact of macroeconomic conditions, including inflation, increasing interest rates and volatile market conditions, current or potential bank failures;
•	global events, including the ongoing conflicts between Russia and Ukraine and between Hamas and Israel and geopolitical tensions in China on our operations;
•	the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates;
•	potential litigation related to the Merger instituted against us or our directors;
•	our ability to prevent or minimize the effects of litigation and other contingencies;
•	our status as a preclinical and development-stage company and our expectation to incur losses in the future, and the possibility that we never achieve or maintain profitability;
•	uncertainties with respect to our ability to access future capital;
•	our ability to maximize the value of our pipeline of product candidates;
•	our unproven approach to therapeutic intervention;
•	our ability to enroll patients in clinical trials, timely and successfully complete those trials and receive necessary regulatory approvals;

•	our ability to continue to grow our manufacturing capabilities and resources;
•	our ability to manufacture our product candidates, which in some cases are manufactured on a patient-by-patient basis;
•	our ability to access manufacturing facilities and to receive or manufacture sufficient quantities of our product candidates;
•	our ability to maintain our existing or future collaborations or licenses and to seek new collaborations, licenses or partnerships;
•	the impact of resurgence of the COVID-19 pandemic on our operations, the continuity of our business, including our preclinical studies and clinical trials, and general economic conditions;
•	our ability to protect and enforce our intellectual property rights;
•	federal, state, and foreign regulatory requirements, including U.S. Food and Drug Administration, or FDA, regulation of our product candidates;
•	our ability to obtain and retain key executives and retain qualified personnel; and
•	developments relating to our competitors and our industry, including the impact of government regulation.
The foregoing list may not contain all of the forward-looking statements made in this prospectus.
These forward-looking statements are only predictions based on our current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a competitive industry, and new risks emerge from time to time. It is not possible for the management of Cartesian to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus.
The forward-looking statements included in this prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We do not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in expectations, except as required by law.
You should read this prospectus, the documents that have been filed as exhibits to the registration statement of which this prospectus forms a part, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein with the understanding that the actual future results, levels of activity, performance, events and circumstances of Cartesian may be materially different from what is expected.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and our securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete, and in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.cartesiantherapeutics.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Cartesian’s website and the information contained on, or that can be accessed through, such website are not deemed to be incorporated by reference in, and are not considered part of, this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-37798 unless otherwise stated), which are considered to be a part of this prospectus:
•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024.
•
The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A relating to our 2024 Annual Meeting of Stockholders, filed with the SEC on April 26, 2024.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on May 8, 2024, August 8, 2024, and November 7, 2024, respectively.
•
Our Current Reports on Form 8-K (or amendments thereto) filed with the SEC on January 19, 2024, January 23, 2024, March 5, 2024 (except for Item 7.01 and Exhibit 99.1 thereto), March 14, 2024, March 28, 2024 (except for Item 7.01 and Exhibit 99.1 thereto), April 1, 2024, April 9, 2024 (except for Item 7.01 and Exhibit 99.1 thereto), April 22, 2024, May 22, 2024 (except for Item 7.01 and Exhibit 99.1 thereto), June 17, 2024, July 2, 2024 (except for Item 7.01 and Exhibits 99.1 and 99.2 thereto), September 23, 2024, September 26, 2024, and December 3, 2024 (except for Item 7.01 and Exhibits 99.1 and 99.2 thereto).

•
The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 8, 2016, as amended by the description of our Common Stock contained in Exhibit 4.14 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024, and any further amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Cartesian Therapeutics Inc.
7495 New Horizon Way
Frederick, MD 21703
(301) 348-8698
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We are a clinical-stage biotechnology company developing mRNA cell therapies for the treatment of autoimmune diseases. We leverage our proprietary technology and manufacturing platform to introduce one or more mRNA molecules into cells to enhance their function. Unlike DNA, mRNA degrades naturally over time without integrating into the cell’s genetic material. Therefore, our mRNA cell therapies are distinguished by their capacity to be dosed repeatedly like conventional drugs, administered in an outpatient setting, and given without pre-treatment chemotherapy required with many conventional cell therapies. In an open-label Phase 2 clinical trial in patients with myasthenia gravis, or MG, a chronic autoimmune disease that causes disabling muscle weakness and fatigue, we observed that our lead product candidate, Descartes-08, generated a deep and durable clinical benefit, with all seven participants maintaining improvements in MG severity scales considered clinically meaningful by expert consensus at nine months, and five of the seven participants maintaining improvements in MG severity scales considered clinically meaningful by expert consensus at 12 months. Durability of response in MG is commonly measured over a period of 26 to 52 weeks, and maintenance of response over that period is considered durable.
Our mRNA CAR-T modality is a personalized approach that collects a patient’s T-cells and uses mRNA to introduce a CAR into the cell. The CAR redirects the T-cells to target and destroy pathogenic self-reactive cells. Our mRNA in situ modality is designed to deliver mRNA into a patient’s lymph node to generate CAR-T cells and other proteins that target autoimmunity.
We filed our certificate of incorporation with the Secretary of State of Delaware on December 10, 2007. On November 13, 2023, the Company and the Delaware corporation which, immediately prior to the Merger, was known as Cartesian Therapeutics, Inc., or Old Cartesian, entered into an Agreement and Plan of Merger, or the Merger Agreement, by and among the Company, Sakura Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, or First Merger Sub, Sakura Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, or Second Merger Sub, and Old Cartesian. Pursuant to the Merger Agreement, and simultaneously with execution thereof, (i) First Merger Sub merged with and into Old Cartesian, pursuant to which Old Cartesian was the surviving corporation, or the First Step Surviving Corporation, and became a wholly owned subsidiary of the Company, or the First Merger, and (ii) immediately following the First Merger, Old Cartesian (as the First Step Surviving Corporation) merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving company, or the Surviving Company, and continued under the name “Cartesian Bio, LLC”, or the Second Merger and, together with the First Merger, the Merger. In connection with the Merger and pursuant to the Merger Agreement, the Company (which was known as Selecta Biosciences, Inc. until immediately prior to the Merger) changed its corporate name to Cartesian Therapeutics, Inc.
Our principal executive offices are located at 7495 New Horizon Way, Frederick, MD 21703, and our telephone number is (301) 348-8698.

RISK FACTORS
Investing in securities issued by us involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should consider carefully the risks described under the heading “Risk Factors” in the applicable prospectus supplement and in any of our filings with the SEC that are incorporated by reference herein or therein.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement. Pending these uses, we intend to invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our restated certificate of incorporation, as amended, or the Charter, our amended and restated by-laws, or the Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. Each of our Charter and Bylaws is filed as an exhibit to the registration statement of which this prospectus forms a part.
General
As of the date of this prospectus, our authorized capital stock consists of 360,000,000 shares, comprised of 350,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of September 30, 2024 there were 23,896,525 shares of our Common Stock outstanding and 604,268.592 shares of preferred stock outstanding, of which (i) 166,341.592 were designated as Series A Non-Voting Convertible Preferred Stock, $0.0001 par value per share, or the Series A Preferred Stock, and are convertible into 5,544,719 shares of Common Stock and (ii) 437,927 were designated as Series B Non-Voting Convertible Preferred Stock, $0.0001 par value per share, or the Series B Preferred Stock, and are convertible into 437,927 shares of Common Stock.
Common Stock
Our Common Stock is listed on the Nasdaq Global Market under the symbol “RNAC.”
Voting Rights. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our Charter and Bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our Charter.
Rights upon Liquidation. In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock
Dividend Rights. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, or the Board of Directors, subject to any preferential dividend rights of outstanding preferred stock.
Other Rights. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Pursuant to the Charter, the Board of Directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights of the shares of each series and any qualifications, limitations or restrictions thereof.
We will fix the voting rights, designations, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to such series. We will file an exhibit to the registration statement of which any prospectus relating to offers and sales of any such preferred stock forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:
•	the title and stated value;
•	the number of shares offered;
•	the liquidation preference per share;
•	the purchase price per share;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation for dividends;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	our right, if any, to defer payment of dividends and the maximum length of such deferral period;
•	the procedures for auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into Common Stock, including the conversion price (or manner of calculation) and conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any, of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.
Our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of Common Stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.
The laws of the State of Delaware provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes to the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations.
The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Series A Preferred Stock
Conversion. The outstanding shares of Series A Preferred Stock may convert into shares of Common Stock, subject to certain beneficial ownership limitations, including that a holder of Series A Preferred Stock (except for any holder of Series A Preferred Stock who beneficially owned greater than 19.9% of our Common Stock immediately prior to the Merger) is prohibited from converting shares of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 0% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion, or the Series A Beneficial Ownership Limitation. Each outstanding share of Series A Preferred Stock is convertible, at any time and from time to time, at the option of the holder thereof, into 33.333 shares of Common Stock, subject to the Series A Beneficial Ownership Limitation and only to the extent the same shall have ceased to apply.
Voting Rights. Except as otherwise required by law (e.g., voting on a change to the authorized shares of Series A Preferred Stock or the rights of such shares as required by the DGCL) and the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock, or the Series A Certificate of Designation, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (b) alter or amend the Series A Certificate of Designation, (c) amend the Charter or other organizational documents in any matter that adversely affects any rights of the holders of Series A Preferred Stock, (d) issue further shares of Series A Preferred Stock (other than in connection with the exercise of assumed Cartesian options to purchase shares of Series A Preferred Stock), (e) at any time while at least 30% of the originally issued Series A Preferred Stock remains issued and outstanding, consummate either (A) a Fundamental Transaction (as defined in the Series A Certificate of Designation) or (B) any merger or consolidation of the Company or other business combination in which our stockholders immediately before such transaction do not hold at least a majority of our capital stock immediately after such transaction, (f) amend or fail to comply with, in any manner that would be reasonably likely to prevent, impede or materially delay the conversion (or the stockholder approval thereof), or terminate, any of the support agreements entered into in connection with the Merger, or the Support Agreements, or agree to any transfer, sale or disposition of such shares subject to the Support Agreements (except for such transfers, sales or dispositions with respect to which the approval of the Company is not required pursuant to the applicable Support Agreement) or (g) enter into any agreement with respect to any of the foregoing.
Dividends. Holders of Series A Preferred Stock are entitled to receive non-cumulative dividends on shares of Series A Preferred Stock equal, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock.
Liquidation and Dissolution. The Series A Preferred Stock ranks on parity with Common Stock and Series B Preferred Stock upon any liquidation, dissolution or winding-up of the Company.
Preemptive Rights. The Series A Preferred Stock does not have preemptive rights.
Transferability. The Series A Certificate of Designation does not contain any restrictions upon the transfer of the Series A Preferred Stock.
Series B Preferred Stock
Conversion. The outstanding shares of Series B Preferred Stock may convert into shares of Common Stock, subject to certain beneficial ownership limitations, including that a holder of Series B Preferred Stock (except for any holder of Series B Preferred Stock who beneficially owned greater than 19.9% of our Common Stock immediately prior to a private placement of our Common Stock and Series B Preferred Stock) is prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 0% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion, or the Series B Beneficial Ownership Limitation. Each outstanding share of Series B Preferred Stock is convertible, at any time and from time to time, at the option of the holder thereof, into one share of Common Stock, subject to the Series B Beneficial Ownership Limitation and only to the extent the same shall have ceased to apply.

Voting Rights. Except as otherwise required by law (e.g., voting on a change to the authorized shares of Series B Preferred Stock or the rights of such shares as required by the DGCL) and the Certificate of Designation of Preferences, Rights, and Limitations of the Series B Preferred Stock, or the Series B Certificate of Designation, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend the Series B Certificate of Designation, or (c) amend the Charter or other organizational documents in any matter that adversely affects any rights of the holders of Series B Preferred Stock.
Dividends. Holders of Series B Preferred Stock are entitled to receive non-cumulative dividends on shares of Series B Preferred Stock equal, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock.
Liquidation and Dissolution. The Series B Preferred Stock ranks on parity with Common Stock and Series A Preferred Stock upon any liquidation, dissolution or winding-up of the Company.
Preemptive Rights. The Series B Preferred Stock does not have preemptive rights.
Transferability. The Series B Certificate of Designation does not contain any restrictions upon the transfer of the Series B Preferred Stock.
Registration Rights
Certain holders of our Common Stock or their transferees are entitled to the following rights with respect to the registration of such shares for public resale under the Securities Act.
These registration rights are granted pursuant to (i) a registration rights agreement, or the RRA, we entered into in June 2024 in connection with a private placement of our Common Stock and Series B Preferred Stock, (ii) a registration rights agreement, or the 2023 RRA, we entered into in November 2023 in connection with a private placement of our Common Stock and Series A Preferred Stock, or the 2023 Private Placement, and the Merger, and (iii) a registration rights agreement, or the 2020 RRA, we entered into in connection with the private placement of our Common Stock, which closed on July 31, 2020.
RRA
On July 2, 2024, we entered into the RRA with the purchasers party thereto. Pursuant to the RRA, we were obligated to prepare and file a resale registration statement with the SEC within 30 days of July 3, 2024 and to use our reasonable best efforts to cause such registration statement to be declared effective by the SEC within 90 calendar days of July 3, 2024 (or within 120 calendar days of July 3, 2024 if the SEC reviews the registration statement). We also undertook to register the Resale Shares on a registration statement on Form S-3 promptly after such form is available to us.
We also agreed, among other things, to indemnify the purchasers party thereto and each of their respective officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employees, each person who controls any such purchaser party and the officers, directors, partners, members, managers, stockholders, agents, investment advisers and employees of each such controlling person from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the RRA.
Securities of a holder cease to be registrable securities under the RRA upon the earlier to occur of the following: (A) a sale pursuant to a registration statement or Rule 144 under the Securities Act; and (B) the time such shares become eligible for resale by such holder under Rule 144 without the requirement for the Company to be in compliance with the current public information required by Rule 144(c) and Rule 144(i)(2) and without volume or manner-of-sale restrictions, pursuant to a written opinion letter of counsel for the Company to such effect, addressed, delivered and reasonably acceptable to the Company’s transfer agent.
2023 RRA
In connection with the Merger and the 2023 Private Placement, we entered into the 2023 RRA, pursuant to which we agreed to prepare and file a resale registration statement with the SEC within 90 calendar days following November 15, 2023, with respect to the shares of Common Stock underlying the Series A Preferred

Stock issued in the 2023 Private Placement and the Common Stock and Series A Preferred Stock issued to the signatories to the 2023 RRA in the Merger. We also agreed to use our commercially reasonable efforts to cause such registration statement to be declared effective by the SEC by March 29, 2024 (or by May 13, 2024 if the SEC reviews the registration statement). The parties to the 2023 RRA previously waived these registration requirements during the period in which we were not eligible to use Form S-3 to register resales of the registrable securities under the 2023 RRA, and one signatory to the 2023 RRA has irrevocably waived such registration requirements.
We also agreed to, among other things, indemnify the holders of Common Stock and Series A Preferred Stock signatory thereto, their officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents under such registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the 2023 RRA.
Securities of a holder cease to be registrable securities under the 2023 RRA upon the earlier to occur of the following: (A) a sale pursuant to a registration statement or Rule 144 under the Securities Act; and (B) the time such shares become eligible for resale by such holder under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of-sale restrictions, pursuant to a written opinion letter of counsel for the Company to such effect, addressed, delivered and reasonably acceptable to the Company’s transfer agent.
2020 RRA
Holders of registrable securities under the 2020 RRA have registration rights until the earlier of (i) such time as there are no longer any registrable securities held by the purchaser, its affiliates or permitted transferees and (ii) such time as all of the securities can otherwise be sold without regard to the volume or manner-of-sale restrictions pursuant to Rule 144. The registration of shares of Common Stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.
Piggyback Registration Rights. Any time we propose to register any shares of our Common Stock under the Securities Act, subject to certain exceptions, the holders of registrable securities are entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.
Demand Registration Rights. If the holders of registrable securities request in writing that we effect a registration with respect to all of the registrable securities, we will be required to effect such registration.
Expenses. Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling security holders and blue sky fees and expenses.
Termination of Registration Rights. The registration rights terminate upon the earlier of (i) such time as there are no longer any registrable securities held by the purchaser, its affiliates or permitted transferees and (ii) such time as all of the securities can otherwise be sold without regard to the volume or manner-of-sale restrictions pursuant to Rule 144.
Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws
Some provisions of the DGCL, our Charter and our Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock. The ability of our Board of Directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our Board of Directors could impede the success of any attempt to effect a change in control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president (in the absence of a chief executive officer), or by a resolution adopted by a majority of our Board of Directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors.
Elimination of Stockholder Action by Written Consent. Our Charter eliminates the right of stockholders to act by written consent without a meeting.
Staggered Board. Our Board of Directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors. Our Charter provides that no member of our Board of Directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.
Stockholders Not Entitled to Cumulative Voting. Our Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this law may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors.
Choice of Forum. Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our Charter or Bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities

Act generally creates concurrent jurisdiction for state and federal courts over suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Amendment of Charter. The amendment of any of the above provisions in our Charter, except for the provision making it possible for our Board of Directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.
The provisions of the DGCL, our Charter and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board of Directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock, Series A Preferred Stock, and Series B Preferred Stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.
Exchange Listing
Our Common Stock is listed on the Nasdaq Global Market under the symbol “RNAC.” We have not applied to list the Series A Preferred Stock or the Series B Preferred Stock on any national securities exchange.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Cartesian,” “we,” “our” or “us” refer to Cartesian Therapeutics, Inc., excluding our subsidiaries, unless expressly stated or context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in a resolution of our Board of Directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•
we are the surviving corporation or the successor person (if other than Cartesian) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Cartesian and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Cartesian;
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith and in compliance with the indenture that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “—Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Common Stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the number of shares of Common Stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or Common Stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
•	Holders of equity warrants will not be entitled:
•	to vote, consent or receive dividends;
•	receive notice as shareholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of Cartesian.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC,

Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions (or in any combination) at:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at otherwise-negotiated prices.
For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:
•	the public offering price;
•	the names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them, if any;
•	any delayed delivery arrangements;
•	the proceeds from the sale of securities to us and the use of proceeds from the sale of the securities;
•	any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;
•	any discounts or concessions allowed or re-allowed or repaid to dealers;
•	estimated offering expenses; and
•	the securities exchanges on which the securities will be listed, if any.
We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.
Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act, which includes sales made directly on Nasdaq, the existing trading market for our Common Stock, or sales made to or through a market maker other than on an exchange.
We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our Common Stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our Common Stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.
Sales Through Underwriters, Dealers or Agents; Direct Sales
If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price for the securities and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.
If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.
If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved.
We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.
Market Making, Stabilization and Other Transactions
Each issue of a new series of securities, other than issuances of our Common Stock, will not have an established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our Common Stock, which is listed on Nasdaq. We can provide no assurance as to whether any of our securities will have a liquid trading market.
In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or delaying a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.
Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Derivative Transactions and Hedging
We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic Auctions
We may also make sales through the Internet or through other electronic means. We may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities. We will provide a description of any such system in the prospectus supplement for the applicable offering.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.
The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.
Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Covington & Burling LLP, New York, New York. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.
The financial statements of Cartesian Therapeutics, Inc. as of and for the years ended December 31, 2022 and 2021 appearing in the Current Report on Form 8-K/A filed on January 23, 2024 of Cartesian Therapeutics, Inc. (formerly known as Selecta Biosciences, Inc.) incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 13, 2024
PROSPECTUS

Up to $100,000,000

Common Stock

We have entered into a sales agreement, or the Sales Agreement, with Leerink Partners LLC, or Leerink Partners, dated December 13, 2024, relating to the sale of shares of our common stock, par value $0.0001 per share, or the Common Stock, offered by this prospectus. In accordance with the terms of the Sales Agreement, under this prospectus we may offer and sell shares of our Common Stock having an aggregate offering price of up to $100,000,000 from time to time through Leerink Partners, acting as our agent.
Our Common Stock is listed on the Nasdaq Global Market, or Nasdaq, under the symbol “RNAC.” On December 12, 2024, the last reported sale price of our Common Stock on Nasdaq was $20.12 per share.
Sales of our Common Stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Leerink Partners is not required to sell any specific amount of our Common Stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Leerink Partners will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under the Sales Agreement. In connection with the sale of the Common Stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page 18 for additional information regarding the compensation to be paid to Leerink Partners.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Leerink Partners
The date of this prospectus is   ,   .

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process, and relates to the offering of our Common Stock. Under this shelf registration process, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. Before buying any of the Common Stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain important information that you should consider when making your investment decision.
When we refer to “Cartesian,” “we,” “our,” “us,” the “Company” and “our company” in this prospectus, we mean Cartesian Therapeutics, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.
This prospectus describes the specific details regarding this offering of Common Stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statements in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. The information contained in this prospectus or any free writing prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of information filed by us with the SEC are also available on our website at www.cartesiantherapeutics.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.
This prospectus, including the documents incorporated by reference into this prospectus, also includes trademarks, tradenames and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols.
We have not, and Leerink Partners has not, authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not, and Leerink Partners is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus and the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. Our business, financial condition, results of operations and prospects may have changed since those dates.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements, expressed or implied, included herewith are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The inclusion of forward-looking information in this prospectus and the documents incorporated by reference herein should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Factors that may affect our results are disclosed in “Risk Factors” beginning on page 9 of this prospectus, and in the documents incorporated by reference into this prospectus and included or incorporated by reference in this prospectus. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed include, but are not limited to, the following:
•	any future payouts under the contingent value right, or CVR, issued to our holders of record as of the close of business on December 4, 2023;
•	our ability to achieve the expected benefits or opportunities and related timing with respect to the Merger or to monetize any of our legacy assets;
•	our future results of operations and financial position, business strategy, and the length of time that we believe our existing cash resources will fund our operations;
•	our market size and our potential growth opportunities;
•	our preclinical and clinical development activities;
•	the efficacy and safety profile of our product candidates;
•	the potential therapeutic benefits and economic value of our product candidates;
•	the timing and results of preclinical studies and clinical trials;
•	the expected impact of macroeconomic conditions, including inflation, increasing interest rates and volatile market conditions, current or potential bank failures;
•	global events, including the ongoing conflicts between Russia and Ukraine and between Hamas and Israel and geopolitical tensions in China on our operations;
•	the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates;
•	potential litigation related to the Merger instituted against us or our directors;
•	our ability to prevent or minimize the effects of litigation and other contingencies;
•	our status as a preclinical and development-stage company and our expectation to incur losses in the future, and the possibility that we never achieve or maintain profitability;
•	uncertainties with respect to our ability to access future capital;
•	our ability to maximize the value of our pipeline of product candidates;
•	our unproven approach to therapeutic intervention;
•	our ability to enroll patients in clinical trials, timely and successfully complete those trials and receive necessary regulatory approvals;
•	our ability to continue to grow our manufacturing capabilities and resources;
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•	our ability to manufacture our product candidates, which in some cases are manufactured on a patient-by-patient basis;
•	our ability to access manufacturing facilities and to receive or manufacture sufficient quantities of our product candidates;
•	our ability to maintain our existing or future collaborations or licenses and to seek new collaborations, licenses or partnerships;
•	the impact of resurgence of the COVID-19 pandemic on our operations, the continuity of our business, including our preclinical studies and clinical trials, and general economic conditions;
•	our ability to protect and enforce our intellectual property rights;
•	federal, state, and foreign regulatory requirements, including U.S. Food and Drug Administration, or FDA, regulation of our product candidates;
•	our ability to obtain and retain key executives and retain qualified personnel; and
•	developments relating to our competitors and our industry, including the impact of government regulation.
The foregoing list may not contain all of the forward-looking statements made in this prospectus.
These forward-looking statements are only predictions based on our current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a competitive industry, and new risks emerge from time to time. It is not possible for the management of Cartesian to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus.
The forward-looking statements included in this prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We do not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in expectations, except as required by law.
You should read this prospectus, the documents that have been filed as exhibits to the registration statement of which this prospectus forms a part, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein with the understanding that the actual future results, levels of activity, performance, events and circumstances of Cartesian may be materially different from what is expected.
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WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and our securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete, and in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.cartesiantherapeutics.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Cartesian’s website and the information contained on, or that can be accessed through, such website are not deemed to be incorporated by reference in, and are not considered part of, this prospectus.
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INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-37798 unless otherwise stated), which are considered to be a part of this prospectus:
•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024.
•
The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A relating to our 2024 Annual Meeting of Stockholders, filed with the SEC on April 26, 2024.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on May 8, 2024, August 8, 2024, and November 7, 2024, respectively.
•
Our Current Reports on Form 8-K (or amendments thereto) filed with the SEC on January 19, 2024, January 23, 2024, March 5, 2024 (except for Item 7.01 and Exhibit 99.1 thereto), March 14, 2024, March 28, 2024 (except for Item 7.01 and Exhibit 99.1 thereto), April 1, 2024, April 9, 2024 (except for Item 7.01 and Exhibit 99.1 thereto), April 22, 2024, May 22, 2024 (except for Item 7.01 and Exhibit 99.1 thereto), June 17, 2024, July 2, 2024 (except for Item 7.01 and Exhibits 99.1 and 99.2 thereto), September 23, 2024, September 26, 2024, and December 3, 2024 (except for Item 7.01 and Exhibits 99.1 and 99.2 thereto).

•
The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 8, 2016, as amended by the description of our Common Stock contained in Exhibit 4.14 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024, and any further amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until our offering is completed, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Cartesian Therapeutics Inc.
7495 New Horizon Way
Frederick, MD 21703
(301) 348-8698
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.
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PROSPECTUS SUMMARY
The Company
We are a clinical-stage biotechnology company developing mRNA cell therapies for the treatment of autoimmune diseases. We leverage our proprietary technology and manufacturing platform to introduce one or more mRNA molecules into cells to enhance their function. Unlike DNA, mRNA degrades naturally over time without integrating into the cell’s genetic material. Therefore, our mRNA cell therapies are distinguished by their capacity to be dosed repeatedly like conventional drugs, administered in an outpatient setting, and given without pre-treatment chemotherapy required with many conventional cell therapies. In an open-label Phase 2 clinical trial in patients with myasthenia gravis, or MG, a chronic autoimmune disease that causes disabling muscle weakness and fatigue, we observed that our lead product candidate, Descartes-08, generated a deep and durable clinical benefit, with all seven participants maintaining improvements in MG severity scales considered clinically meaningful by expert consensus at nine months, and five of the seven participants maintaining improvements in MG severity scales considered clinically meaningful by expert consensus at 12 months. Durability of response in MG is commonly measured over a period of 26 to 52 weeks, and maintenance of response over that period is considered durable.
Our mRNA CAR-T modality is a personalized approach that collects a patient’s T-cells and uses mRNA to introduce a CAR into the cell. The CAR redirects the T-cells to target and destroy pathogenic self-reactive cells. Our mRNA in situ modality is designed to deliver mRNA into a patient’s lymph node to generate CAR-T cells and other proteins that target autoimmunity.
We filed our certificate of incorporation with the Secretary of State of Delaware on December 10, 2007. On November 13, 2023, the Company and the Delaware corporation which, immediately prior to the Merger, was known as Cartesian Therapeutics, Inc., or Old Cartesian, entered into an Agreement and Plan of Merger, or the Merger Agreement, by and among the Company, Sakura Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, or First Merger Sub, Sakura Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, or Second Merger Sub, and Old Cartesian. Pursuant to the Merger Agreement, and simultaneously with execution thereof, (i) First Merger Sub merged with and into Old Cartesian, pursuant to which Old Cartesian was the surviving corporation, or the First Step Surviving Corporation, and became a wholly owned subsidiary of the Company, or the First Merger, and (ii) immediately following the First Merger, Old Cartesian (as the First Step Surviving Corporation) merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving company, or the Surviving Company, and continued under the name “Cartesian Bio, LLC”, or the Second Merger and, together with the First Merger, the Merger. In connection with the Merger and pursuant to the Merger Agreement, the Company (which was known as Selecta Biosciences, Inc. until immediately prior to the Merger) changed its corporate name to Cartesian Therapeutics, Inc.
Corporate Information
Our principal executive offices are located at 7495 New Horizon Way, Frederick, MD 21703, and our telephone number is (301) 348-8698.
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THE OFFERING
Common Stock Offered By Us
Shares of our Common Stock having an aggregate offering price of up to $100,000,000.
Common Stock to be Outstanding After this Offering
Up to 28,866,703 shares of our Common Stock, assuming the sale of up to 4,970,178 shares of our Common Stock in this offering at a price of $20.12 per share, which was the closing price of our Common Stock on Nasdaq on December 12, 2024. The actual number of shares of Common Stock issued in this offering will vary depending on how many shares of our Common Stock we choose to sell and the prices at which such sales occur.
Plan of Distribution
“At the market offering” that may be made from time to time on Nasdaq or other existing trading market for our Common Stock through our agent, Leerink Partners. See the section entitled “Plan of Distribution” on page 18 of this prospectus.
Use of Proceeds
We intend to use the net proceeds of this offering for working capital and general corporate purposes, including advancement of our product candidate pipeline. See the section entitled “Use of Proceeds” on page 10 of this prospectus.
Risk Factors
See “Risk Factors” beginning on page 9 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.
Nasdaq Symbol
RNAC
The number of shares of our Common Stock to be outstanding immediately after this offering is based on 23,896,525 shares of our Common Stock outstanding as of September 30, 2024. The number of shares outstanding as of September 30, 2024 excludes as of such date:
•	5,544,719 shares of Common Stock issuable upon the conversion of 166,341.592 shares of Series A Preferred Stock outstanding as of September 30, 2024;
•	437,927 shares of Common Stock issuable upon the conversion of 437,927 shares of Series B Preferred Stock outstanding as of September 30, 2024;
•
586,800 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $19.66 per share under our Amended and Restated 2016 Incentive Award Plan, or the 2016 Incentive Award Plan, of which 12,386 options were vested as of September 30, 2024;

•
256,666 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $20.10 per share under our Amended and Restated 2018 Employment Inducement Incentive Award Plan, or the Inducement Plan, of which no options were vested as of September 30, 2024;

•
1,128,723 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $2.72 per share under the Cartesian Therapeutics, Inc. 2016 Stock Incentive Plan, or the 2016 Stock Incentive Plan, of which 964,490 options were vested as of September 30, 2024;

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•
334,692 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024, at a weighted-average grant price of $19.88 under the 2016 Incentive Award Plan, of which no restricted stock units were vested as of September 30, 2024;

•
113,519 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024, at a weighted-average grant price of $19.80 under the 2016 Stock Incentive Plan, of which no restricted stock units were vested as of September 30, 2024;

•	974,954 shares of Common Stock issuable upon the exercise of warrants outstanding as of September 30, 2024, at a weighted average exercise price of $46.04 per share;
•	3,511,101 shares of Common Stock reserved for issuance as of September 30, 2024 under the 2016 Incentive Award Plan;
•	27,270 shares of Common Stock reserved for issuance as of September 30, 2024 under the 2016 Stock Incentive Plan;
•	253,377 shares of Common Stock reserved for issuance as of September 30, 2024 under the Inducement Plan; and
•	45,795 shares of Common Stock reserved for issuance as of September 30, 2024 pursuant to our 2016 Employee Stock Purchase Plan, or the 2016 ESPP.
The foregoing table does not give effect to the exercise of any outstanding options or warrants, the vesting of any restricted stock units, or the conversion of any outstanding shares of preferred stock. To the extent options and warrants are exercised, restricted stock units vest, or preferred stock is converted, there may be further dilution.
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RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors described below and in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on 10-Q, incorporated by reference in this prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act. These risks might cause you to lose all or part of your investment in the offered securities.
Risks Relating to this Offering
If you purchase shares of our Common Stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The price per share of our Common Stock being offered may be higher than the net tangible book value per share of our outstanding Common Stock prior to this offering. Assuming that an aggregate of 4,970,178 shares of our Common Stock are sold at a price of $20.12 per share, the last reported sale price of our Common Stock on Nasdaq on December 12, 2024, for aggregate gross proceeds of approximately $100 million, and after deducting commissions and estimated offering expenses payable by us, investors in this offering would incur immediate dilution of $23.63 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. Additionally, to the extent outstanding stock options or warrants are exercised, investors will experience further dilution. Finally, to the extent we need to raise additional capital in the future and we issue additional shares of Common Stock or securities convertible or exchangeable for our Common Stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those of our Common Stock offered in this offering.
The Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares of Common Stock in this offering at different times will likely pay different prices. As a result, investors may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares of Common Stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by Leerink Partners after we deliver a sales notice will depend on the market price of our Common Stock during the sales period and limits we set with the sales agent. Because of our discretion in delivering and setting the terms of the sales notices under the Sales Agreement and because the price per share of each share sold will vary based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued in this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds in ways that ultimately increase the value of your investment. We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, including advancement of our product candidate pipeline. The failure by our management to apply these funds effectively could harm our business. Pending these uses, we intend to invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the price or value of our Common Stock to decline.
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USE OF PROCEEDS
We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds of this offering for working capital and general corporate purposes, including advancement of our product candidate pipeline.
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we intend to invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government.
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DESCRIPTION OF COMMON STOCK
The following description of our Common Stock is not complete and may not contain all the information you should consider before investing in our Common Stock. This description is summarized from, and qualified in its entirety by reference to, our restated certificate of incorporation, as amended, or the Charter, our amended and restated by-laws, or the Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. Each of our Charter and Bylaws is filed as an exhibit to the registration statement of which this prospectus forms a part.
General
As of the date of this prospectus, our authorized capital stock consists of 360,000,000 shares, comprised of 350,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of September 30, 2024 there were 23,896,525 shares of our Common Stock outstanding and 604,268.592 shares of preferred stock outstanding, of which (i) 166,341.592 were designated as Series A Non-Voting Convertible Preferred Stock, $0.0001 par value per share, or the Series A Preferred Stock, and are convertible into 5,544,719 shares of Common Stock and (ii) 437,927 were designated as Series B Non-Voting Convertible Preferred Stock, $0.0001 par value per share, or the Series B Preferred Stock, and are convertible into 437,927 shares of Common Stock.
Common Stock
Our Common Stock is listed on the Nasdaq Global Market under the symbol “RNAC.”
Voting Rights. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our Charter and Bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our Charter.
Rights upon Liquidation. In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock
Dividend Rights. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, or the Board of Directors, subject to any preferential dividend rights of outstanding preferred stock.
Other Rights. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Registration Rights
Certain holders of our Common Stock or their transferees are entitled to the following rights with respect to the registration of such shares for public resale under the Securities Act.
These registration rights are granted pursuant to (i) a registration rights agreement, or the RRA, we entered into June 2024 in connection with a private placement of our Common Stock and Series B Preferred Stock, (ii) a registration rights agreement, or the 2023 RRA, we entered into in November 2023 in connection with a private placement of our Common Stock and Series A Preferred Stock, or the 2023 Private Placement, and the Merger, and (iii) a registration rights agreement, or the 2020 RRA, we entered into in connection with the private placement of our Common Stock, which closed on July 31, 2020.
RRA
On July 2, 2024, we entered into the RRA with the purchasers party thereto. Pursuant to the RRA, we were obligated to prepare and file a resale registration statement with the SEC within 30 days of July 3, 2024 and to use our
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reasonable best efforts to cause such registration statement to be declared effective by the SEC within 90 calendar days of July 3, 2024 (or within 120 calendar days of July 3, 2024 if the SEC reviews the registration statement).
We also agreed, among other things, to indemnify the purchasers party thereto and each of their respective officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employees, each person who controls any such purchaser party and the officers, directors, partners, members, managers, stockholders, agents, investment advisers and employees of each such controlling person from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the RRA.
Securities of a holder cease to be registrable securities under the RRA upon the earlier to occur of the following: (A) a sale pursuant to a registration statement or Rule 144 under the Securities Act; and (B) the time such shares become eligible for resale by such holder under Rule 144 without the requirement for the Company to be in compliance with the current public information required by Rule 144(c) and Rule 144(i)(2) and without volume or manner-of-sale restrictions, pursuant to a written opinion letter of counsel for the Company to such effect, addressed, delivered and reasonably acceptable to the Company’s transfer agent.
2023 RRA
In connection with the Merger and the 2023 Private Placement, we entered into the 2023 RRA, pursuant to which we agreed to prepare and file a resale registration statement with the SEC within 90 calendar days following November 15, 2023, with respect to the shares of Common Stock underlying the Series A Preferred Stock issued in the 2023 Private Placement and the Common Stock and Series A Preferred Stock issued to the signatories to the 2023 RRA in the Merger. We also agreed to use our commercially reasonable efforts to cause such registration statement to be declared effective by the SEC by March 29, 2024 (or by May 13, 2024 if the SEC reviews the registration statement). The parties to the 2023 RRA previously waived these registration requirements, and one signatory to the 2023 RRA has irrevocably waived such registration requirements.
We also agreed to, among other things, indemnify the holders of Common Stock and Series A Preferred Stock signatory thereto, their officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents under such registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the 2023 RRA.
Securities of a holder cease to be registrable securities under the 2023 RRA upon the earlier to occur of the following: (A) a sale pursuant to a registration statement or Rule 144 under the Securities Act; and (B) the time such shares become eligible for resale by such holder under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of-sale restrictions, pursuant to a written opinion letter of counsel for the Company to such effect, addressed, delivered and reasonably acceptable to the Company’s transfer agent.
2020 RRA
Holders of registrable securities under the 2020 RRA have registration rights until the earlier of (i) such time as there are no longer any registrable securities held by the purchaser, its affiliates or permitted transferees and (ii) such time as all of the securities can otherwise be sold without regard to the volume or manner-of-sale restrictions pursuant to Rule 144. The registration of shares of Common Stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.
Piggyback Registration Rights. Any time we propose to register any shares of our Common Stock under the Securities Act, subject to certain exceptions, the holders of registrable securities are entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.
Demand Registration Rights. If the holders of registrable securities request in writing that we effect a registration with respect to all of the registrable securities, we will be required to effect such registration.
Expenses. Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses
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may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling security holders and blue sky fees and expenses.
Termination of Registration Rights. The registration rights terminate upon the earlier of (i) such time as there are no longer any registrable securities held by the purchaser, its affiliates or permitted transferees and (ii) such time as all of the securities can otherwise be sold without regard to the volume or manner-of-sale restrictions pursuant to Rule 144.
Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws
Some provisions of the DGCL, our Charter and our Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock. The ability of our Board of Directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our Board of Directors could impede the success of any attempt to effect a change in control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president (in the absence of a chief executive officer), or by a resolution adopted by a majority of our Board of Directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors.
Elimination of Stockholder Action by Written Consent. Our Charter eliminates the right of stockholders to act by written consent without a meeting.
Staggered Board. Our Board of Directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors. Our Charter provides that no member of our Board of Directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.
Stockholders Not Entitled to Cumulative Voting. Our Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved
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in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this law may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors.
Choice of Forum. Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our Charter or Bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder and Section 22 of the Securities Act generally creates concurrent jurisdiction for state and federal courts over suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Amendment of Charter. The amendment of any of the above provisions in our Charter, except for the provision making it possible for our Board of Directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.
The provisions of the DGCL, our Charter and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board of Directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.
Exchange Listing
Our Common Stock is listed on the Nasdaq Global Market under the symbol “RNAC.”
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DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.
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DILUTION
If you invest in our Common Stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after your purchase in this offering. Our net tangible book value of our Common Stock as of September 30, 2024 was approximately $(198.0) million, or approximately $(8.29) per share of Common Stock based upon 23,896,525 basic shares outstanding as of such date. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of basic shares outstanding.
After giving effect to the assumed sale of our Common Stock in the aggregate amount of $100 million at an assumed offering price of $20.12 per share, the last reported sale price of our Common Stock on Nasdaq on December 12, 2024, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $(101.2) million, or $(3.51) per share of Common Stock. This represents an immediate increase in net tangible book value of $4.78 per share to our existing stockholders and an immediate dilution in net tangible book value of $23.63 per share to investors in this offering.
The following table illustrates these calculations on a per-share basis. The as adjusted information is illustrative only and will depend on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Common Stock are sold pursuant to this prospectus. The as adjusted information assumes that all of our Common Stock in the aggregate amount of $100 million is sold at the assumed offering price of $20.12 per share, the last reported sale price of our Common Stock on Nasdaq on December 12, 2024. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$20.12
Net tangible book value per share as of September 30, 2024	$(8.29)
Increase in net tangible book value per share attributable to the offering	4.78
As adjusted net tangible book value per share after giving effect to the offering		(3.51)
Dilution per share to investors participating in this offering		$23.63

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 23,896,525 shares of our Common Stock outstanding as of September 30, 2024. The number of shares outstanding as of September 30, 2024 excludes as of such date:
•	5,544,719 shares of Common Stock issuable upon the conversion of 166,341.592 shares of Series A Preferred Stock outstanding as of September 30, 2024;
•	437,927 shares of Common Stock issuable upon the conversion of 437,927 shares of Series B Preferred Stock outstanding as of September 30, 2024;
•
586,800 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $19.66 per share under the 2016 Incentive Award Plan, of which 12,386 options were vested as of September 30, 2024;

•
256,666 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $20.10 per share under the Inducement Plan, of which no options were vested as of September 30, 2024;

•
1,128,723 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $2.72 per share under the 2016 Stock Incentive Plan, of which 964,490 options were vested as of September 30, 2024;

•
334,692 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024, at a weighted-average grant price of $19.88 under the 2016 Incentive Award Plan, of which no restricted stock units were vested as of September 30, 2024;

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•
113,519 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024, at a weighted-average grant price of $19.80 under the 2016 Stock Incentive Plan, of which no restricted stock units were vested as of September 30, 2024;

•	974,954 shares of Common Stock issuable upon the exercise of warrants outstanding as of September 30, 2024, at a weighted average exercise price of $46.04 per share;
•	3,511,101 shares of Common Stock reserved for issuance as of September 30, 2024 under the 2016 Incentive Award Plan;
•	27,270 shares of Common Stock reserved for issuance as of September 30, 2024 under the 2016 Stock Incentive Plan;
•	253,377 shares of Common Stock reserved for issuance as of September 30, 2024 under the Inducement Plan; and
•	45,795 shares of Common Stock reserved for issuance as of September 30, 2024 pursuant to the 2016 ESPP.
The foregoing table does not give effect to the exercise of any outstanding options or warrants, the vesting of any restricted stock units, or the conversion of any outstanding shares of preferred stock. To the extent options and warrants are exercised, restricted stock units vest, or preferred stock is converted, there may be further dilution.
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PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Leerink Partners, under which we may offer and sell from time to time shares of Common Stock through Leerink Partners. Sales of shares of Common Stock, if any, under this prospectus will be made at market prices by any method that is deemed to be an “at the market offering,” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq or any other trading market for our Common Stock. The below description of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to this registration statement of which this prospectus forms a part.
Leerink Partners will offer shares of our Common Stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum amount of Common Stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum amount together with Leerink Partners. Subject to the terms and conditions of the Sales Agreement, Leerink Partners will use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us. We may instruct Leerink Partners not to sell shares of Common Stock if the sales cannot be effected at or above the minimum price designated by us in any such instruction. Leerink Partners or we may suspend the offering of shares of our Common Stock being made through Leerink Partners under the Sales Agreement upon proper notice to the other party. Leerink Partners and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Leerink Partners will be an amount up to 3.0% of the gross proceeds of any shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Leerink Partners for up to $75,000 of Leerink Partners’ actual outside legal expenses incurred by Leerink Partners in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions and expense reimbursement payable to Leerink Partners under the Sales Agreement, will be approximately $225,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of Common Stock.
Leerink Partners will provide written confirmation to us following the close of trading on Nasdaq on each day in which shares of Common Stock are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of Common Stock sold through it as sales agent on that day, the volume weighted average price of the shares of Common Stock sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of Common Stock sold through Leerink Partners under the Sales Agreement, the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales of shares of Common Stock during the relevant period. Settlement for sales of shares of Common Stock will occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of shares of Common Stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our Common Stock.
The Common Stock is listed on Nasdaq under the symbol “RNAC.”
Leerink Partners and/or its affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees.
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LEGAL MATTERS
Covington & Burling LLP, New York, New York, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Cartesian Therapeutics, Inc. Leerink Partners LLC is being represented in connection with this offering by Cooley LLP, New York, New York.
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EXPERTS
The consolidated financial statements of Cartesian Therapeutics, Inc. at December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Cartesian Therapeutics, Inc. as of and for the years ended December 31, 2022 and 2021 appearing in the Current Report on Form 8-K/A filed on January 23, 2024 of Cartesian Therapeutics, Inc. (formerly known as Selecta Biosciences, Inc.) incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.
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Up to $100,000,000
Common Stock
PROSPECTUS
Leerink Partners
   ,

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following is an estimate, other than with respect to the SEC registration fee, of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$ 61,240
FINRA filing fee	$ 60,500
Printing expenses	$ *
Legal fees and expenses	$ *
Accounting fees and expenses	$ *
Blue Sky, qualification fees and expenses	$ *
Transfer agent fees and expenses	$ *
Trustee and depositary fees and expenses	$ *
Warrant agent fees and expenses	$ *
Miscellaneous	$ *
Total	$ *

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the Company, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended, or the Securities Act.
The Company’s restated certificate of incorporation, as amended, or the Charter, provides that to the fullest extent permitted by the DGCL, none of the Company’s directors shall be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or its stockholders. In addition, the Company’s amended and restated by-laws, or the Bylaws, provide that the Company must indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
The Company has entered into indemnification agreements with each of our directors and executive officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of the Company or its subsidiaries.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, the Company’s Charter, the Company’s Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.
The Company expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that it may make to such directors and officers.
The Company has purchased and intends to maintain insurance on behalf of Cartesian Therapeutics, Inc. and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
1.2	Sales Agreement, dated December 13, 2024, by and between Cartesian Therapeutics, Inc. and Leerink Partners LLC.
3.1
Restated Certificate of Incorporation of Selecta Biosciences, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on June 29, 2016).

3.2
Certificate of Amendment to the Restated Certificate of Incorporation of Selecta Biosciences, Inc., dated June 21, 2022 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on June 21, 2022).

3.3
Certificate of Amendment to the Restated Certificate of Incorporation of Selecta Biosciences, Inc., dated November 13, 2023 (incorporated herein by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on November 13, 2023).

3.4
Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Cartesian Therapeutics, Inc., dated March 28, 2024 (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on March 28, 2024).

3.5
Amended and Restated By-laws of Cartesian Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37798) filed on November 13, 2023).

3.6
Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.4 of the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on November 13, 2023).

3.7
Certificate of Amendment to the Certificate of Designation of Series A Non-Voting Convertible Preferred Stock, dated March 26, 2024 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on March 28, 2024).

3.8
Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K File No. 001-37798) filed on July 2, 2024).

4.1
Form of Specimen Certificate Representing Common Stock (incorporated herein by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-211555) filed on May 24, 2016).

4.2	Form of Indenture.
4.3*	Form of Note.
4.4*	Form of Warrant.
4.5*	Form of Warrant Agreement.
4.6*	Form of Unit Agreement.
5.1	Opinion of Covington & Burling LLP.
5.2	Opinion of Covington & Burling LLP.
23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).
23.2	Consent of Covington & Burling LLP (included in Exhibit 5.2).
23.3	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.4	Consent of BDO USA, P.C., independent registered public accounting firm.
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee for Form of Indenture.
107	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the TIA, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the TIA.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, Maryland, on December 13, 2024.

CARTESIAN THERAPEUTICS, INC.

By:	/S/ CARSTEN BRUNN, PH.D.
Carsten Brunn, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Carsten Brunn, Ph.D. and Blaine Davis, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ CARSTEN BRUNN, PH.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2024
Carsten Brunn, Ph.D.

/S/ BLAINE DAVIS	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 13, 2024
Blaine Davis

/S/ CARRIE S. COX	Chairman of the Board	December 13, 2024
Carrie S. Cox

/S/ TIMOTHY C. BARABE	Director	December 13, 2024
Timothy C. Barabe

/S/ NISHAN DE SILVA, M.D.	Director	December 13, 2024
Nishan de Silva, M.D.

/S/ MURAT KALAYOGLU, M.D., PH.D.	Director	December 13, 2024
Murat Kalayoglu, M.D., Ph.D.

/S/ KEMAL MALIK, MBBS	Director	December 13, 2024
Kemal Malik, MBBS

/S/ MICHAEL SINGER, M.D., PH.D.	Director	December 13, 2024
Michael Singer, M.D., Ph.D.

/S/ TIMOTHY SPRINGER, PH.D.	Director	December 13, 2024
Timothy Springer, Ph.D.

/S/ PATRICK ZENNER	Director	December 13, 2024
Patrick Zenner